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                                                                   EXHIBIT 4.10

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                                                        DO NOT CHARGE ACCOUNT
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| ZEROS USA, INC.                          |                                           |                                           |
| ---------------------------------------- |                                           |                                           |
|                                          |                                           | Loan Number   01693162                    |
| ---------------------------------------- |                                           |             ----------------------------- |
| P.O. BOX Z                               |        CITIZENS BANK AND TRUST CO.        | Date   5/30/97                            |
| ---------------------------------------- |             OF BAYTOWN, TEXAS             |      ------------------------------------ |
| HIGHLANDS, TEXAS  77562                  |      1300 ROLLINGBROOK, P.O. BOX 150      | Maturity Date   5/30/98                   |
| ---------------------------------------- |           BAYTOWN, TEXAS  77522           |               --------------------------- |
|                                          |                                           | Loan Amount $  100,000.00                 |
| ---------------------------------------- |                                           |              ---------------------------- |
|                                          |                                           | Renewal Of                                |
| ---------------------------------------- |                                           |            ------------------------------ |
|        BORROWER'S NAME AND ADDRESS       |         LENDER'S NAME AND ADDRESS         |                                           |
|"I" includes each borrower above, jointly |"You" means the lender, its successors and |                                           |
|              and severally               |                 assigns.                  |                                           |
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For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of ONE HUNDRED THOUSAND
AND NO/100 Dollars $100,000.00

     SINGLE ADVANCE:  I will receive all of this principal sum on 5/30/97.  No additional advances are contemplated under this note.

     MULTIPLE ADVANCE:  The principal sum shown above is the maximum amount of principal I can borrow under this note.  On ________
     _______________________________________ I will receive the amount of $ N/A and future principal advances are contemplated.

     CONDITIONS:  The conditions for future advances are __________________________________________________________________________
     ______________________________________________________________________________________________________________________________
     ______________________________________________________________________________________________________________________________

     [ ]  OPEN END CREDIT:  You and I agree that I may borrow up to the maximum principal sum more than one time. This feature is subject to all other conditions and expires on ________________________________________.

     [ ]  CLOSED END CREDIT:  You and I agree that I may borrow (subject to all other conditions) up to the maximum principal sum only one time.

INTEREST: I agree to pay interest on the outstanding principal balance from 5/30/97 at the rate of 7.35% per year until MAY 30,
          1998.

     VARIABLE RATE:  This rate may then change as stated below.

     [ ]  INDEX RATE:  The future rate will be N/A the following index rate: ______________________________________________________
          _________________________________________________________________________________________________________________________
          _________________________________________________________________________________________________________________________

     [ ]  CEILING RATE:  The interest rate ceiling for this note is the _____________ ceiling rate announced by the Credit
          Commissioner from time to time.

     [ ]  FREQUENCY AND TIMING:  The rate on this note may change as often as _____________________________________________________.
           A change in the interest rate will take effect _________________________________________________________________________.

     [ ]  LIMITATIONS:  During the term of this loan, the applicable annual interest rate will not be more than N/A % or less than
          N/A %.

     EFFECT OF VARIABLE RATE:  A change in the interest rate will have the following effect on the payments:

     [ ]  The amount of each scheduled payment will change.      [ ]  The amount of the final payment will change.

     [ ]  _________________________________________________________________________________________________________________________.

ACCRUAL METHOD:  Interest will be calculated on a 360 DAY basis.
POST MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:

     [ ]  on the same fixed or variable rate basis in effect before maturity (as indicated above).

     [X]  at a rate equal to 1% ABOVE REGULAR RATE BUT NOT TO EXCEED MAXIMUM LEGAL RATE.

     LATE CHARGE:  If a payment is made more than __________ days after it is due, I agree to pay a late charge of ________________.

     ADDITIONAL CHARGES:  In addition to interest, I agree to pay the following charges which [X] are [ ] are not included in the principal amount above: ______________________________________________________________________________________________________.

PAYMENTS:  I agree to pay this note as follows:

     [ ]  INTEREST:  I agree to pay accrued interest IN 3 INSTALLMENTS OF INTEREST EACH QUARTER BEGINNING 8/30/97 WITH THE UNPAID
          BALANCE DUE ON 5/30/98

     [ ]  PRINCIPAL:  I agree to pay the principal AT MATURITY 5/30/98
          _________________________________________________________________________________________________________________________

     [ ]  INSTALLMENTS:  I agree to pay this note in __________ payments. The first payment will be in the amount of $_____________
          and will be due ____________________.  A payment of $__________ will be due _____________________________________________
          thereafter. The final payment of the entire unpaid balance of principal and interest will be due ________________________.

PURPOSE:  The purpose of this loan is PURCHASE ASSETS OF OCS, INC.

ADDITIONAL TERMS:

SECURITY INTEREST:  I give you a security interest in all of the Property described below that I now own and that I may own in the future (including, but not limited to, all parts, accessories, repairs, improvements, and accessions to the Property), wherever the
Property is or may be located, and all proceeds and products from the Property.

     INVENTORY:  All inventory which I hold for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in my business.

     EQUIPMENT:  All equipment including, but not limited to, all machinery, vehicles, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and recordkeeping equipment, and parts and tools. All equipment described in a list or schedule which I give to you will also be included in the secured property, but such a list is not necessary for a valid security interest in my equipment.

     FARM PRODUCTS:  All farm products including, but not limited to:
     (a) all poultry and livestock and their young, along with their products, produce and replacements.
     (b) all crops, annual or perennial, and all products of the crops; and
     (c) all feed, seed, fertilizer, medicines, and other supplies used or produced in my farming operations.

     ACCOUNTS, INSTRUMENTS, DOCUMENTS, CHATTEL PAPER AND OTHER RIGHTS TO PAYMENT:  All rights I have now and that I may have in the future to the payment of money including, but not limited to:
     (a) payment for goods and other property sold or leased or for services rendered, whether or not I have earned such payment by performance; and
     (b) rights to payment arising out of all present and future debt instruments, chattel paper and loans and obligations receivable.
     The above include any rights and interests (including all liens and security interests) which I may have by law or agreement against any account debtor or obligor of mine.

     GENERAL INTANGIBLES:  All general intangibles including, but not limited to, tax refunds, applications for patents, patents, copyrights, trademarks, trade secrets, good will, trade names, customer lists, permits and franchises, and the right to use my name.

     GOVERNMENT PAYMENTS AND PROGRAMS:  All payments, accounts, general intangibles, or other benefits (including, but not limited to, payments in kind, deficiency payments, letters of entitlement, warehouse receipts, storage payments, emergency assistance payments, diversion payments, and conservation reserve payments) in which I now have and in the future may have any rights or interest and which arise under or as a result of any preexisting, current or future Federal or state governmental program
     (including, but not limited to, all programs administered by the Commodity Credit Corporation and the ASCS).

     THE SECURED PROPERTY INCLUDES, BUT IS NOT LIMITED BY, THE FOLLOWING:
     CB&TCD #25168, $100,000, RATE 5/35%, AUTOMATIC MATURITY 5-30-98, INO:  ZEROS USA, INC.
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| THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, |
| CONTEMPORANEOUS, OR SUBSEQUENT, ORAL AGREEMENTS OF THE PARTIES.                                                                  |
| THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.                                                                      |
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If this agreement covers timber to be cut, minerals (including oil and gas),         The Property will be used for a [ ] personal
                                                                                                                     [X] business
100302.1
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